SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 10, 2011

SANTEON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11720 Plaza America Drive Suite 150 , Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 970-9200
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

Pursuant to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, the Company reports the following.

On February 21, 2011, Mr. Ash Rofail, Chairman & CEO of Santeon Group, Inc., formerly Ubroadcast, Inc. (the “Registrant” or the “Company”) notified Swalm & Associates, P.C. (“Swalm”) that it was dismissed as the Registrant’s   independent registered public accounting firm.  Mr. Rofail’s dismissal of Swalm as the Company’s independent registered public accounting firm was ratified by the Company’s Board of Directors on March 9, 2011.  Except as noted in the following paragraph, the reports of Swalm on the Company’s financial statements for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Swalm on the Company’s consolidated financial statements as of and for the years ended December 31, 2009 and 2008 contained an explanatory paragraph, which noted that there was substantial doubt as to the Company’s ability to continue as a going concern due to a deficit in working capital and incurring significant losses.

During the years ended December 31, 2009 and 2008 through February 21, 2011, the Company has not had any disagreements with Swalm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Swalm’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the years ended December 31, 2009 and 2008 through February 21, 2011, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On February 21, 2011, Mr. Rofail provided Swalm with a copy of this disclosure set forth under this Item 4.01 and requested that Swalm furnish a letter (“Response Letter”) addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.  Since the date of this request, Mr. Rofail and the Company’s successor auditor have made repeated attempts to communicate with Swalm in order to obtain a copy of the Response Letter.  As of the date of this filing, Swalm has failed to provide a copy of the Response Letter to the Company. Accordingly, in an effort to remain compliant, the Company is filing this disclosure without the Response Letter as an attached exhibit.  Company’s counsel will be sending a letter to Swalm making a follow-up request for the Response Letter. Immediately upon the Company’s receipt of a copy of the Response Letter, the Company will amend this 8-K filing with the Response Letter attached thereto.

New independent registered public accounting firm

On February 24, 2011 (the “Engagement Date”), Mr. Rofail entered into and executed an engagement letter (“Engagement Letter”) to retain RBSM LLP (“RBSM ”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2010. Mr. Rofail’s execution of the Engagement Letter to retain RBSM as the Company’s independent registered public accounting firm as of the Engagement Date was later ratified by the Company’s Board of Directors on March 9, 2011.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

1.
the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM  concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

 Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)     Shell company transactions.

Not applicable

(d)     Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTEON GROUP, INC.

Dated: March 10, 2011	By:	/s/ Ash Rofail
Name: Ash Rofail
Chairman & Chief Executive Officer, Director